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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): April 1, 2003

SYNAVANT INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	0-30822 (Commission File No.)	22-2940965 (IRS Employer Identification No.)
3445 Peachtree Road Suite 1400 Atlanta, Georgia 30326 (Address of principal executive offices, including zip code)

(404) 841-4000
(Registrant's telephone number, including area code)

None.
(Former name or Former Address if
Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

        On April 1, 2003, SYNAVANT Inc. (the "Company") received notification from the Nasdaq National Market ("Nasdaq") that it has met the conditions of compliance under Nasdaq's Marketplace Rule 4450(a)(5) requiring that the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days. On November 5, 2002, the Company was notified of potential de-listing if this rule was not complied with by February 3, 2003, which was subsequently extended to May 5, 2003.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)    EXHIBITS

          None.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAVANT INC.
Date: April 2, 2003	/s/ WAYNE P. YETTER Wayne P. Yetter Chief Executive Officer

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURE